Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Stock Incentive Plan of Unica Corporation of our report dated December 13, 2006, with respect to the consolidated financial statements of Unica Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2008 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 6, 2009